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                                                                    EXHIBIT 10.7


                         [LETTERHEAD OF JONATHAN FINK]



April 13, 1998



Morris Lerner
Corporate Secretary
Environmental Products & Technologies Corporation
5380 Sterling Center Drive
Westlake Village, CA 91361

Dear Mr. Lerner:

I hereby accept EPTC's offer, dated April 7, 1998, to encourage me to exercise my warrants early. I agree to cancel 10,000 warrants in lieu of payment of the exercise price ($20,000). My acceptance of the offer is based on our agreement that the 190,000 shares to be issued to me will be registered as part of the 1st registration statement to be filed by EPTC.

Thank you for your attention to this matter.



/s/ JONATHAN FINK

Jonathan Fink